                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 5, 2004

                             SmartServ Online, Inc.
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             (Exact Name of Registrant as Specified in its Charter)
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               Delaware              0-28008                13-3750708
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(State or Other                    (Commission           (I.R.S. Employer
Jurisdiction of Incorporation     File Number)           Identification No.)
or Organization)

2250 Butler Pike, Suite 150, Plymouth Meeting, Pennsylvania       19462
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(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's Telephone Number, Including Area Code: (610) 397-0689

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2004,  SmartServ Online,  Inc. (the "Company") entered into a PCS
Services  Agreement  (the  "Agreement")  with Sprint  Spectrum L.P. d/b/a Sprint
("Sprint").   Under  the  Agreement,  the  Company  will  purchase  PCS  Service
(described in the Agreement)  from Sprint and market and sell the service to End
Users (as defined below) under the Company's  label,  brand and marks  ("Private
Label Service").  An "End User" is any person  purchasing  Private Label Service from the Company.

The term of the  Agreement  is for an  initial  term of five years  (subject  to certain  breach  and early  termination  provisions  set forth  therein),  which automatically renews for successive one year terms until a party gives the other party 120 days advance notice of its intent not to renew the Agreement.

The Company agreed to provide an irrevocable  letter of credit (the  "Security")
in the amount of  $1,000,000  with Sprint named as the  beneficiary  in order to secure the Company's  obligations  under the  Agreement.  If Sprint draws on the
Security,  the Company is required to replenish  the Security  within 10 days of
Sprint's draw. Sprint may, in its sole discretion,  with 30 days advance written notice  change the  appropriate  type and increase or decrease the amount of the
Security.  Sprint's  obligation  to continue  to provide  PCS Service  under the
Agreement is conditioned upon the Company  maintaining (i) the Security required by Sprint from time to time and (ii) good credit standing with Sprint.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.                Description

99.1                       Press Release of the Company dated November 10, 2004

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, as amended,  the  registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SMARTSERV ONLINE, INC.

Dated:  November 11, 2004                            By:/s/Robert M. Pons
                                                        Robert M. Pons,
                                                        Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                Description

99.1                       Press Release of the Company dated November 10, 2004